EXHIBIT 23.4
Board of Directors
NCI Building Systems, Inc.
10943 North Sam Houston Parkway West
Houston, Texas 77064
Members of the Board:
We hereby consent to (i) the inclusion of our opinion letter, dated August 31, 2009, to you as Exhibit L to the prospectus/disclosure statement of NCI Building Systems, Inc. (“NCI”), which prospectus/disclosure statement forms a part of the Registration Statement on Form S-4 of NCI, and (ii) the references to such opinion in the prospectus/disclosure statement under the captions “THE RESTRUCTURING—Background to the Restructuring” and “THE RESTRUCTURING—Opinion of Greenhill relating to the CD&R Investment.” In giving such consent, we do not admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

GREENHILL & CO., LLC
By:	/s/ Ulrika Ekman
Ulrika Ekman
Managing Director

Date: September 9, 2009